EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 2, 2010

July 2, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-1.7%	-1.3%	-7.0%
Class B Units	-1.7%	-1.3%	-7.4%
Legacy 1 Class Units	-1.6%	-1.3%	-6.2%
Legacy 2 Class Units	-1.6%	-1.3%	-6.3%
Global 1 Class Units	-1.4%	-1.3%	-5.4%
Global 2 Class Units	-1.4%	-1.3%	-5.6%
Global 3 Class Units	-1.4%	-1.3%	-6.5%

S&P 500 Total Return Index2	-5.0%	-0.8%	-7.4%
Barclays Capital U.S. Long Government Index2	1.7%	-0.4%	12.5%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs

Sector/Market	Price Action	Cause
Grains markets	Increase	Reports of a drop in U.S. plantings and lower-than-expected domestic inventory levels
Sugar	Decrease	Liquidations in the sugar markets caused by speculation that future demand from China will decrease

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Currencies

Sector/Market	Price Action	Cause
European currencies	Increase	Recent weak demand for short-term loans signifying that the financial state of the Eurozone may be better-than-expected
Japanese yen	Increase	Elevated risk-aversion caused by concerns that the U.S. economic recovery may be stalling
Australian dollar	Decrease	Forecasts for weaker Chinese demand of Australian goods

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy

Sector/Market	Price Action	Cause
Crude oil	Decrease	Depressed demand forecasts following weak U.S. employment and manufacturing data
Natural gas	Decrease	Alleviated concerns that recent hurricane activity would have an impact on U.S. natural gas supplies

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities

Sector/Market	Price Action	Cause
Global equity markets	Decrease	Concerns that global economic growth has begun to slow

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income

Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Declines in the global equity markets and safe-haven buying prompted by weak data for the upcoming June Unemployment Report
Bunds	Increase	Increased risk-aversion ahead of the expiration of the European Central Bank’s 12-month liquidity facility

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals

Sector/Market	Price Action	Cause
Base metals	Decrease	Declines in industrial demand amid concerns regarding the global economy
Precious metals	Decrease	Reduced demand for gold as a hedge against European currencies following gains in the euro, Swiss franc and Great British pound against major counterparts

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.